UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ARTISOFT, INC.

(Name of Registrant as specified in its charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement mother, or the Form or Schedule and the date of its filing.

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ARTISOFT, INC.

One Memorial Drive

Cambridge, Massachusetts 02142

To the Stockholders of Artisoft, Inc.:

Our board of directors proposed the following matters to be submitted to a vote of our stockholders:

1.	To elect two Class I Directors and two Class III Directors, to serve until the annual meeting of stockholders in 2008 and 2009, respectively, or until their successors are duly elected and qualified;

2.	To approve amendments to our 2004 Stock Incentive Plan, as amended, to, among other things, increase the total number of shares that may be granted under the plan from 2,000,000 shares to 10,768,865 shares;

3.	To ratify the appointment of Vitale Caturano & Company Ltd. as our registered independent accountants for the fiscal year ending June 30, 2006; and

4.	To approve an Amended and Restated Certificate of Incorporation to replace our current Certificate of Incorporation to effect, among other things, the following:

•	To change our name from “Artisoft, Inc.” to “Vertical Communications, Inc.”;

•	To retire all authorized shares of our Series B Convertible Preferred Stock, par value $1.00 per share, and Series C Convertible Preferred Stock, par value $1.00 per share;

•	To increase the number of authorized shares of our common stock, par value $0.01 per share from 50,000,000 to 250,000,000; and

•	To remove the provisions in our Certificate of Incorporation that require the approval of the holders of 80% of our Common Stock to approve certain corporate actions.

All of the foregoing matters are described in more detail in the attached Information Statement, and all capitalized terms are defined therein as well.

On November 18, 2005, the holders of over 80% of our common stock, voting as a single class, approved the proposals described listed above and described in the Information Statement by written consent, to be effective 20 days from the date of the mailing of the Information Statement.

The Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or to vote on any of the matters described therein. However, we encourage you to read the Information Statement carefully.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT.

Sincerely,

William Y. Tauscher

Chief Executive Officer

Cambridge, Massachusetts

                    , 2006

ARTISOFT, INC.

One Memorial Drive

Cambridge, Massachusetts 02142

INFORMATION STATEMENT

AND

NOTICE OF ACTION TAKEN WITHOUT A MEETING

This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the board of directors (the “Board”) of Artisoft, Inc. (the “Company,” “we”, “our” or “us”) to the holders of our common stock, par value $0.01 per share (the “Common Stock”) at November 17, 2005 (the “Record Date”), in connection with the approval, by the written consent of the holders of over 80% of our Common Stock (the “Majority Stockholders”) of the following proposals (collectively referred to as the “Stockholder Proposals”) .

1.	To elect two Class I Directors and two Class III Directors, to serve until the annual meeting of stockholders in 2008 and 2009, respectively, or until their successors are duly elected and qualified;

2.	To approve amendments to our 2004 Stock Incentive Plan, as amended, to, among other things, increase the total number of shares that may be granted under the plan from 2,000,000 shares to 10,768,865 shares;

3.	To ratify the appointment of Vitale Caturano & Company as our registered independent accountants for the fiscal year ending June 30, 2006; and

4.	To approve an Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) to replace our current Certificate of Incorporation (the “Current Charter”) to effect, among other things, the following:

•	To change our name from “Artisoft, Inc.” to “Vertical Communications, Inc.”;

•	To retire all authorized shares of our Series B Convertible Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), and Series C Convertible Preferred Stock, par value $1.00 per share (the “Series C Preferred Stock”);

•	To increase the number of authorized shares of our Common Stock from 50,000,000 to 250,000,000 (the “Capitalization Amendment”); and

•	To remove the provisions in our Certificate of Incorporation that require the approval of the holders of 80% of our Common Stock to approve certain corporate actions.

All of the foregoing matters are described in more detail in this Information Statement, and all capitalized terms are defined herein as well.

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under federal law, these proposals may not be effected until at least 20 days after this Information Statement has first been sent to our stockholders, at which time we intend to file the Amended and Restated Charter with the Delaware Secretary of State.

The Board obtained the required approval for the Stockholder Proposals by means of a written consent of stockholders, dated November 18, 2005 (the “Stockholders’ Written Consent”). A meeting to approve the Stockholder Proposals is therefore unnecessary, and our Board decided to forego the expense of having one.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about                     , 2006, to the holders of our outstanding Common Stock as of the Record Date.

OUTSTANDING SHARES

As of the Record Date, we had 45,725,767 shares of our Common Stock issued and outstanding, held by approximately 230 stockholders of record. The Stockholders’ Written Consent was executed by holders of Common Stock holding in excess of 80% of the outstanding Common Stock (the “Majority Stockholders”).

COSTS OF INFORMATION STATEMENT

This Information Statement is being prepared and disseminated by the Company. Accordingly, we will bear the costs of producing and delivering this information statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 17, 2005, except as otherwise noted, with respect to the beneficial ownership of our Common Stock by:

•	each person known to own beneficially more than 5% of our outstanding Common Stock;

•	each of our directors;

•	(i) our Chief Executive Officer, (ii) our four other most highly compensated individuals who were serving as executive officers as of June 30, 2005, and (iii) two individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as an executive officer of the Company as of June 30, 2005 (our “Named Executive Officers”); and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and includes voting and investment power with respect to the securities. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options, warrants and other convertible securities held by such persons that are exercisable within 60 days of November 17, 2005. Unless otherwise indicated, the address of each of our employees, officers and directors is c/o Artisoft, Inc., One Memorial Drive, Cambridge, Massachusetts 02142.

	Shares Beneficially Owned Prior to Capitalization Amendment			Shares Beneficially Owned Following the Capitalization Amendment
	Number(1)		Percent(2)	Number(3)		Percent
Named Directors and Executive Officers
John W. Watkins	22,176,357	(4)	48.5%	23,062,410	(5)	49.1%
Matthew Rubins	22,176,357	(6)	48.5%	23,062,410	(5)	49.1%
William Y. Tauscher	—		*	713,196	(7)	1.5%
R. Randy Stolworthy	3,753,588	(8)	8.2%	4,794,098	(9)	9.9%
Duncan G. Perry	1,000	(10)	*	143,292	(11)	*
Michael P. Downey	78,449	(12)	*	78,449		*
Frances E. Girard	24,333	(13)	*	24,333		*
Robert J. Majteles	2,549,766	(14)	5.6%	2,549,766		5.4%
Peter H. Bailey	—		—	124,583	(15)	*
Richard N. Anderson	—		—	—		—
Scott K. Pickett	—		—	124,583	(16)	*
Steven G. Manson(17)	—		—	—		—
Mel E. Passarelli(18)	—		—	—		—
All directors and executive officers as a group (13 persons, including two former executive officers)(19)	28,583,498		62.4%	31,614,070		64.4%

5% Stockholders

M/C Venture Partners 75 State Street, Suite 2500 Boston, MA 02109	22,176,357	(20)	48.5%	23,062,410	(21)	49.1%

Austin W. Marxe and David M. Greenhouse c/o Special Situations Funds 153 East 53rd Street New York, NY 10022	11,538,904	(22)	25.2%	12,184,034	(23)	25.7%

Pathfinder Ventures 4131 N. 24th St., Suite C-207 Phoenix, AZ 85016	3,748,272	(24)	8.2%	4,794,689	(25)	9.9%

Coral’s Momentum Fund, Limited Partnership 60 South Sixth Street, Suite 3510 Minneapolis, MN 55402	2,546,988		5.6%	2,546,988		5.4%

*	Less than 1%
(1)	In connection with the acquisition of Comdial Corporation and the sale of shares of our Common Stock to finance the acquisition, certain holders of warrants and options to purchase our Common Stock agreed to remove from reservation the shares of Common Stock that we had previously reserved for issuance upon exercise of those warrants and options. Because those warrants and options are not exercisable until we file the Capitalization Amendment, the number of shares reported in this column does not include warrants or options to purchase Common Stock for stockholders that have agreed to remove from reservation the shares issuable upon exercise of those warrants or options.
(2)	The percentages reported in this column are based on 45,725,767 shares of Common Stock issued and outstanding as of November 17, 2005.
(3)

Upon filing of the Capitalization Amendment discussed elsewhere in this Information Statement, the options and warrants described in Footnote 1 above will become exercisable in accordance with their respective terms. As a result, the numbers in reported in this column includes (a) warrants and/or options and (b) warrants to purchase shares of Common Stock issued to certain stockholders as liquidated damages (the

“New Warrants”) pursuant to the Stock Purchase Agreement dated September 28, 2004. The New Warrants will be automatically exercised upon filing of the Capitalization Amendment.
(4)	Consists of: (a) 20,931,572 shares of Common Stock owned by M/C Venture Partners V, L.P., (Mr. Watkins is a Manager of M/C VP V, LLC, the sole general partner of M/C Venture Partners V, L.P.), (b) 486,595 shares of Common Stock owned by M/C Venture Investors, LLC, of which Mr. Watkins is a Manager, and (c) 758,190 shares of Common Stock owned by Chestnut Venture Partners, L.P. of which, Mr. Watkins is a general partner of Chestnut Street Partners, Inc., the general partner of Chestnut Venture Partners, L.P.
(5)	In addition to shares of Common Stock directly held, includes (a) 836,318 shares of Common Stock issuable upon exercise of the New Warrants held by M/C Venture Partners V, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (b) 15,579 shares of Common Stock issuable upon exercise of the New Warrants held by M/C Venture Investors, LLC, to be automatically exercised upon filing of the Capitalization Amendment, and (c) 34,156 shares of Common Stock issuable upon exercise of the New Warrants held by Chestnut Venture Partners, L.P., to be automatically exercised upon filing of the Capitalization Amendment.
(6)	Consists of: (a) 20,931,572 shares of Common Stock owned by M/C Venture Partners V, L.P. (Mr. Rubins is a Manager of M/C VP V, LLC, the sole general partner of M/C Venture Partners V, L.P.), (b) 486,595 shares of Common Stock owned by M/C Venture Investors, LLC, of which Mr. Rubins is a Manager, and (c) 758,190 shares of Common Stock owned by Chestnut Venture Partners, L.P. Mr. Rubins is a general partner of Chestnut Street Partners, Inc., the general partner of Chestnut Venture Partners, L.P.
(7)	Consists of 713,196 shares of Common Stock issuable upon exercise of options exercisable within 60 days of November 17, 2005 and upon filing of the Capitalization Amendment.
(8)	Consists of: (a) 878,272 shares of Common Stock owned by Pathfinders Ventures III, L.L.C., (Mr. Stolworthy is a co-manager of the managing member), (b) 2,850,000 shares of Common Stock owned by Pathfinder Ventures II, L.L.C. (Mr. Stolworthy is a co-manager of the managing member of Pathfinder Ventures II, L.L.C.), (c) 20,000 shares of Common Stock owned by Pathfinder Ventures, LLC, of which Mr. Stolworthy is the managing member, (d) 5,266 shares of Common Stock owned by Mr. Stolworthy, and (e) 50 shares of Common Stock owned by Mr. Stolworthy’s children.
(9)	Includes the shares described in Footnote 8 above, and (a) up to 967,368 of 1,400,000 shares of Common Stock issuable upon exercise of warrants held by Pathfinder Ventures II, L.L.C., exercisable within 60 days of November 17, 2005 and upon filing of the Capitalization Amendment and (b) 73,142 shares of Common Stock issuable upon exercise of the New Warrants held by Pathfinder Ventures II, L.L.C., to be automatically exercised upon filing of the Capitalization Amendment. In general, the aggregate number of shares of Common Stock that Mr. Stolworthy may acquire upon exercise is limited to the extent necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by Mr. Stolworthy or any of his affiliates does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock giving effect to such conversion or exercise.
(10)	Consists of 1,000 shares of Common Stock owned by Mr. Perry.
(11)	Includes the shares described in Footnote 10 above and 142,292 shares issuable upon exercise of options exercisable within 60 days of November 17, 2005 and upon filing of the Capitalization Amendment.
(12)	Consists of 55,600 shares of Common Stock owned by Mr. Downey and 22,849 shares issuable upon exercise of options exercisable within 60 days of November 17, 2005.
(13)	Consists of 9,333 shares of Common Stock owned by Mr. Girard and 15,000 shares issuable upon exercise of options exercisable within 60 days of November 17, 2005.
(14)	Consists of (a) 2,778 shares of Common Stock issuable upon exercise of options exercisable within 60 days of November 17, 2005 and (b) 2,546,988 shares of Common Stock held by Coral’s Momentum Fund, Limited Partnership (“Coral”). Mr. Majteles is an affiliate director of Coral’s Momentum Fund Management Partners, LLC, the general partner of Coral, and has shared voting and dispositive control over such shares. Mr. Majteles disclaims beneficial ownership of the shares beneficially owned by Coral.
(15)	Consists of 124,583 shares of Common Stock issuable upon exercise of options exercisable within 60 days of November 17, 2005 and upon filing of the Capitalization Amendment.

(16)	Consists of 124,583 shares of Common Stock issuable upon exercise of options exercisable within 60 days of November 17, 2005 and upon filing of the Capitalization Amendment.
(17)	Mr. Manson served as our Chief Executive Officer and President during the year ended June 30, 2004. In September 2004, our Board elected William Y. Tauscher our Chief Executive Officer. Mr. Manson ceased to be our President on November 16, 2004. Pursuant to a severance agreement entered into on November 20, 2004, all of Mr. Manson’s previously unvested options to purchase our Common Stock became immediately 100% vested and fully exercisable.
(18)	Mr. Passarelli joined the Company as our Vice President of Sales in January 2004. Mr. Passarelli ceased to be our Vice President of Sales and became our Vice President of International Sales in January 2005. Mr. Passarelli ceased to be our Vice President of International Sales in June 2005.
(19)	Includes an aggregate of 1,154,614 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of November 17, 2005 and upon filing of the Capitalization Amendment and up to 967,368 of 1,400,000 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock convertible or exercisable, as applicable, within 60 days of November 17, 2005.
(20)	Consists of: (a) 20,931,572 shares of Common Stock owned by M/C Venture Partners V, L.P., (b) 486,595 shares of Common Stock owned by M/C Venture Investors, LLC, and (c) 758,190 shares of Common Stock owned by Chestnut Venture Partners, L.P.
(21)	Includes the shares described in Footnote 20 above, and (a) 836,318 shares of Common Stock issuable upon exercise of the New Warrants held by M/C Venture Partners V, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (b) 15,579 shares of Common Stock issuable upon exercise of the New Warrants held by M/C Venture Investors, LLC, to be automatically exercised upon filing of the Capitalization Amendment, and (c) 34,156 shares of Common Stock issuable upon exercise of the New Warrants held by Chestnut Venture Partners, L.P., to be automatically exercised upon filing of the Capitalization Amendment.
(22)	Consists of: (a) 6,337,043 shares of Common Stock owned by Special Situations Fund III, L.P.; (b) 2,011,310 shares of Common Stock owned by Special Situations Cayman Fund, L.P., (c) 1,963,649 shares of Common Stock owned by Special Situations Private Equity Fund, L.P., (d) 188,765 shares of Common Stock owned by Special Situations Technology Fund, L.P., and (e) 1,038,137 shares of Common Stock owned by Special Situations Technology Fund II, L.P. MGP Advisors Limited is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. is the general partner of MGP Advisors Limited and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. SST Advisers, L.L.C. is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. and the Special Situations Technology Fund II, L.P. MG Advisers, L.L.C. is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP Advisors Limited, SST Advisers, L.L.C., AWM Investment Company, Inc. and MG Advisers, L.L.C. and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.
(23)	Includes the shares described in Footnote 22 and (a) warrants to purchase 234,842 shares of Common Stock, and 118,161 shares of Common Stock issuable upon exercise of the New Warrants owned by Special Situations Fund III, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (b) warrants to purchase 78,285 shares of Common Stock, and 38,254 shares of Common Stock issuable upon exercise of the New Warrants owned by Special Situations Cayman Fund, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (c) warrants to purchase 78,285 shares of Common Stock and 36,978 shares of Common Stock issuable upon exercise of the New Warrants owned by Special Situations Private Equity Fund, L.P., to be automatically exercised upon filing of the Capitalization Amendment, (d) warrants to purchase 6,743 shares of Common Stock, and 3,188 shares of Common Stock issuable upon exercise of the New Warrants owned by Special Situations Technology Fund, L.P., to be automatically exercised upon filing of the Capitalization Amendment, and (e) warrants to purchase 34,455 shares of Common Stock, and 15,939 shares of Common Stock issuable upon exercise of the New Warrants owned by Special Situations Technology Fund II, L.P., to be automatically exercised upon filing of the Capitalization Amendment.

(24)	Consists of: (a) 878,272 shares of Common Stock owned by Pathfinders Ventures III, L.L.C., (b) 2,850,000 shares of Common Stock owned by Pathfinder Ventures II, L.L.C., and (c) 20,000 shares of Common Stock owned by Pathfinder Ventures, LLC, of which Mr. Stolworthy is the managing member.
(25)	Includes the shares described in Footnote 24 above, and (a) up to 967,368 of 1,400,000 shares of Common Stock issuable upon exercise of warrants held by Pathfinder Ventures II, L.L.C. exercisable within 60 days of November 17, 2005 and upon filing of the Capitalization Amendment, and (b) 73,142 shares of Common Stock issuable upon exercise of the New Warrants, to be automatically exercised upon filing of the Capitalization Amendment held by Pathfinder Ventures II, L.L.C. In general, the aggregate number of shares of Common Stock that Mr. Stolworthy may acquire upon exercise is limited to the extent necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by Mr. Stolworthy or any of his affiliates does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock giving effect to such conversion or exercise.

ELECTION OF DIRECTORS

On November 18, 2005, the Majority Stockholders, pursuant to the Stockholders’ Written Consent, elected Michael P. Downey and Francis E. Girard as Class I directors and John W. Watkins and Matthew J. Rubins as Class III directors to our Board.

Our Board is divided into three classes, with each class of directors elected annually for a term of three years. The Class I directors will serve until the annual meeting of stockholders to be held in fiscal year 2008. The Class III directors will serve until the annual meeting of stockholders to be held in fiscal year 2009. The Class II directors serve until the annual meeting of stockholders to be held at a subsequent date in fiscal year 2007, in each case, until their respective successors have been elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

Our Board of Directors

For each member of our Board, including the nominees for election as the Class I directors and Class III directors, there follows information given by each concerning:

•	each director’s age;

•	all positions or offices, including committee memberships, held by each director;

•	each director’s length of service as a director of the Company;

•	each director’s principal occupation and business experience for at least the past five years; and

•	the names of other public reporting companies of which the director serves as a director.

Name	Age	Position	Class to which Director Belongs	Committees on which Director Serves
Michael P. Downey*	58	Director	I	Audit Committee (Chair), Compensation Committee and Nominating Committee (Chair)
Francis E. Girard*	65	Director	I	Audit Committee, and Compensation Committee (Chair), and Nominating Committee
William Y. Tauscher	55	Chairman, President and Chief Executive Officer	II	—
Robert J. Majteles	41	Director	II	—
R. Randy Stolworthy	48	Director	II	Audit Committee
John W. Watkins*	44	Director	III	Compensation Committee
Matthew J. Rubins*	37	Director	III

*	Elected pursuant to the Stockholders’ Written Consent.

There are no family relationships among any of our directors, nominees for director and executive officers.

Board of Directors

Classified Board. Our Board is divided into three classes with one class of directors elected annually for a term of three years. Each class serves staggered three-year terms as follows:

•	The Class I directors are Michael P. Downey and Francis E. Girard. The Class I directors were to serve until the annual meeting of stockholders to be held during the fiscal year ended June 30, 2005. As no such meeting was held during this fiscal year, the Class I directors were elected pursuant to the Stockholders’ Written Consent;

•	The Class II directors are William Y. Tauscher, Robert J. Majteles and R. Randy Stolworthy. The Class II directors serve until the annual meeting of stockholders to be held during the fiscal year ending June 30, 2007; and

•	The Class III directors are John W. Watkins and Matthew J. Rubins. The Class III directors serve until the annual meeting of stockholders to be held during the fiscal year ending June 30, 2006. The Class III directors were also elected pursuant to the Stockholders’ Written Consent.

Board Structure. Our Board currently consists of (1) the Chief Executive Officer of the Company, serving as a Class II director (currently William Y. Tauscher), (2) one member serving as a Class II director designated by the written consent of the majority-in-interest of the shares of Common Stock held by the investors (including the affiliated assignees of such investors, the “Series B Investors”) that are parties to the Stock Purchase Agreement, dated as of August 8, 2001, that were acquired upon the conversion of the shares of Series B Preferred Stock held by them, pursuant to the terms of a Consent, Waiver and Amendment Agreement, dated September 25, 2004 (the “2004 Consent”), acting as a single class (currently Robert J. Majteles), (3) one member serving as a Class II director designated by the written consent of the majority-in-interest of the shares of Common Stock held by the investors (including the affiliated assignees of such investors, the “Series C Investors”), that are parties to the Stock Purchase Agreement, dated as of June 27, 2003, as amended, that were acquired upon the conversion of the shares of Series C Preferred Stock held by them, pursuant to the terms of the 2004 Consent, acting as a single class (currently R. Randy Stolworthy), (4) two members serving as Class III directors designated in writing by M/C Venture Partners V, L.P. and its affiliates (collectively, “M/C Venture Partners”) (currently John W. Watkins and Matthew J. Rubins), and (5) two non-executive members serving as Class I directors designated by the mutual agreement of M/C Venture Partners and the Board (reflected by approval of the Board or its nominating or corporate governance committee) of a written designation by M/C Venture Partners), provided that each such non-executive member has relevant industry experience (each, an “Industry Director”) (currently Michael P. Downey and Francis E. Girard).

After March 28, 2006, the members of the Board must consist of, and we agreed to nominate for election, (1) the Chief Executive Officer of the Company, who will serve as a Class II director, (2) one member who will serve as a Class II director designated by the written consent of (a) Special Situations Fund III, L.P. and its affiliates (collectively, “SSF”), so long as SSF continues to beneficially own at least 50% of the shares of Common Stock acquired by SSF upon the conversion of the shares of Series B Preferred Stock held by it, pursuant to the terms of the 2004 Consent or (b) in the event that SSF is not entitled to appoint a director, the majority-in-interest of the shares of Common Stock held by the Series B and Series C Investors that were acquired by them upon the conversion, pursuant to the terms of the 2004 Consent, of the shares of Series B Preferred Stock and Series C Preferred Stock held by them, acting as a single class, (3) two members who will serve as Class III directors designated in writing by M/C Venture Partners and (4) three Industry Directors who will serve as Class I directors designated by the mutual agreement of M/C Venture Partners and the Board.

Nominees for Election to the Board

Class I Directors (Terms to expire at 2008 Annual Meeting)

Michael P. Downey. Mr. Downey has served on our Board since February 1997. From March 2000 until June 2000, Mr. Downey served as our interim President and Chief Executive Officer. Mr. Downey currently is a private investor and executive consultant. From 1995 until 1997, Mr. Downey served as Executive Vice President and Chief Financial Officer of Nellcor Puritan Bennett, also referred to as NPB, a medical manufacturing company. Mr. Downey served as Vice President and Chief Financial Officer of NPB from 1989 until 1995 and in other capacities for NPB from 1986 until 1989. Prior to his employment by NPB, Mr. Downey was Vice President of Finance for Shugart Corporation, a manufacturer and distributor of computer disk drives, and he had several years experience in accounting management positions with General Motors Corporation. Mr. Downey is also a member of the board of directors of Emulex Corporation, a NYSE listed company that designs and manufactures software- and hardware-based network access products and First Consulting Group, Inc., a consulting integration and management company for the healthcare and pharmaceutical industries that is listed on The Nasdaq National Stock Market.

Francis E. Girard. Mr. Girard has served on our Board since October 1998. Mr. Girard currently serves as senior advisor to Comverse Network Systems, a manufacturer of computer and telecommunications systems and a subsidiary of Comverse Technologies, Inc. He also served as Vice Chairman of Comverse Technologies, Inc. from 2001 to 2004 and served as Chief Executive Officer from 1998 until January 2001. From 1996 to 1998, Mr. Girard served as President and Chief Executive Officer and as a director of Boston Technology, Inc., a provider of communications and information processing systems. Previously, Mr. Girard has also served as Vice President of Sales, Marketing and Support of NEC Information Systems, Inc.

Class III Directors (Terms to expire at 2009 Annual Meeting)

John W. Watkins. Mr. Watkins has served on our Board since October 2005, when he was appointed to fill the remaining term of Mr. John P. Ward. Prior to joining M/C Venture Partners in 2004, Mr. Watkins co-founded Telegraph Hill Communication Partners, a private equity firm focused in the media, communication services and information technology industries, and was with the firm from January 2001 to June 2003. From 1989 to 2001 he was a member of J.P. Morgan Capital, where he led the firm’s private equity investment effort in communications and media-related industries and served on the Investment Committee and board of directors. Prior to joining J.P. Morgan Capital, Mr. Watkins was an Associate in J.P. Morgan’s Corporate Finance group and an Investment Banking Analyst at E.F. Hutton and Company.

Matthew J. Rubins. Mr. Rubins has served on the Board since September 2004. Mr. Rubins has been a general partner of M/C Venture Partners, a private equity firm, since 1997. Prior to joining M/C Venture Partners, he was an Assistant Vice President with Deutsche Morgan Grenfell Technology Group. Previously, Mr. Rubins was a financial analyst and then Associate in the media and telecommunications groups at Donaldson, Lufkin & Jenrette.

Continuing Members of the Board

Class II Directors (Terms to expire at 2007 Annual Meeting)

William Y. Tauscher. Mr. Tauscher has served as Chairman of the Board since February 2004 and as our Chief Executive Officer since September 2004. Mr. Tauscher has served as the managing member of The Tauscher Group since 1999, which invests and assists in the management of enterprises in various industries. Before founding The Tauscher Group, Mr. Tauscher served as chairman and CEO of Vanstar Corporation (formerly ComputerLand Corporation) until 1999, having led the group that acquired ComputerLand in 1987. He currently serves on several boards of directors, including Safeway Corporation, a $30 billion NYSE listed company, and holds controlling investments in a number of successful private companies.

Robert J. Majteles. Mr. Majteles has served on our Board since August 2002. Mr. Majteles founded Treehouse Capital, LLC, an investment firm focused on blending value and growth investment disciplines to make active investments in later-stage technology companies. Treehouse Capital is a joint venture between Mr. Majteles and SSF, an affiliate of Austin W. Marxe and David M. Greenhouse. In October of 2005, Mr. Majteles became a member of Coral’s Momentum Fund Management Partners, LLC, the general partner of Coral. From January 2000 to April 2001, Mr. Majteles served as Chief Executive Officer of Citadon, Inc., a provider of collaboration software to the construction and engineering industries. From 1997 until August 1999, Mr. Majteles served as Chief Executive Officer of Ultradata Corporation, a developer of software for financial institutions. Mr. Majteles is a member of the Board of World Heart Corporation (NASDAQ: WHRT), a global medical device company, Adept Technology, Inc. (NASDAQ: ADEO), a leading manufacturer of flexible automation for the semiconductor, life sciences, electronics and automotive industries and Unify Corporation, (NASDAQ: UNFY) a developer of business process automation solutions including market leading applications for specialty markets within the insurance industry.

R. Randy Stolworthy. Mr. Stolworthy has served on our Board since September 2004. Mr. Stolworthy has been a Managing Member of RRS & Company, a real estate investment and development company since 1992. Prior to RRS & Company, Mr. Stolworthy was President and CEO of NZ Corporation and CEO of Bridge Financial Corporation, a subsidiary of NZ Corporation. Previously, he co-founded Voicelink Data, which merged with Digital Systems International in 1991. Prior to Voicelink Data Services, Mr. Stolworthy was a general partner and manager of the Seattle office for FBS Venture Capital Company. Mr. Stolworthy is also a co-manager of the managing partner of Pathfinder Ventures.

Board and Committee Meetings

During the fiscal year ended June 30, 2005, our Board met seven times. During the period during which each director served as a director, each director attended at least 75% of the Board meetings and 75% of the meetings held by all of the committees on the Board on which that director served.

Our Board has a standing audit committee, which monitors and reviews our financial statements and the underlying reporting policies and internal controls, recommends the selection of our registered independent accountant, and reviews whether non-audit services provided by the registered independent accountant undermine the auditor’s independence. The audit committee met 12 times during the fiscal year ended June 30, 2005. The current members of the audit committee are Michael P. Downey, Francis E. Girard, and R. Randy Stolworthy.

Our Board has a standing compensation committee, which reviews and approves executive officer compensation including for our chief executive officer. The compensation committee also administers our bonus and incentive plans and programs, including stock option and stock purchase plans. The compensation committee met eight times during the fiscal year ended June 30, 2005. The current members of the compensation committee are Michael P. Downey, Francis E. Girard, and John W. Watkins.

Our Board has a standing nominating committee, which selects the individuals to be nominated by our Board for election as directors at our annual meeting of stockholders and oversees the evaluation of our Board and management. The nominating committee met six times during the fiscal year ended June 30, 2005. The nominating committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to the Company’s corporate secretary, at our principal offices, who will forward such recommendations to the nominating committee for consideration. The current members of the nominating committee are Michael P. Downey and Francis E. Girard.

We do not have a policy with respect to attendance by the directors at the annual meetings of stockholders. Last year all members of the Board attended the annual meeting. Each member of the Board has indicated his intent to attend the 2006 annual meeting.

Communications with Directors

Our Board does not provide a formal process by which stockholders may send communications to the Board. Our largest stockholder owns approximately 48.5% of our voting securities prior to effecting the Capitalization Amendment and will own 49.1% of our voting securities after the Capitalization Amendment is effected. Consequently, our Board does not believe it is necessary to formalize such a communication process. However, you may communicate with the Company or request information at any time by contacting Investor Relations at (617) 354-0600.

Code of Business Conduct and Ethics

On November 2, 2004, we approved a Code of Business Conduct and Ethics, within the meaning of Item 406(b) of Regulation S-K, which applies to our directors, officers and employees. A complete copy of the Code of Business Conduct and Ethics is posted on our website at www.artisoft.com under “Company / Investor Relations.” We will disclose on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K.

Involvement in Certain Legal Proceedings

Our Senior Vice President of Sales, Richard N. Anderson, served as Vice Chief Executive Officer of Temtex Industries, Inc. from July 2002 until October 2003. That company filed for Chapter 11 Bankruptcy Protection on May 2, 2003.

Committees of the Board

Audit Committee. The audit committee consists of Michael P. Downey, Francis E. Girard, and R. Randy Stolworthy, all of whom have been determined by our Board to be independent under the criteria set forth under applicable securities laws and NASDAQ standards. Mr. Downey serves as the chair of this committee and as the audit committee financial expert. Mr. Downey is an “audit committee financial expert,” as defined by the rules and regulations of both the Commission and NASDAQ. The audit committee has oversight responsibility for the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. The audit committee monitors the independence and performance of our registered independent accountants and internal auditing department. The audit committee also provides an avenue of communication among the registered independent accountants, management, our internal auditing department and our Board. Our audit committee has the authority to conduct investigations appropriate to fulfill its responsibilities, and has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

Compensation Committee. The compensation committee consists of Michael P. Downey, Francis E. Girard, and John W. Watkins. Messrs. Downey and Girard have been determined by our Board to be independent under the criteria set forth under applicable securities laws and NASDAQ standards. The compensation committee recommends the compensation of our Chief Executive Officer to our Board. The compensation committee also reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, bonus, other perquisites and option grants under our stock incentive plans.

Nominating Committee. The nominating committee consists of Michael P. Downey and Francis E. Girard, each of whom has been determined by our Board to be independent under the criteria set forth under applicable securities laws and NASDAQ standards. Mr. Downey serves as the chair of this committee. The nominating committee identifies qualified individuals to become members of the Board and oversees the evaluation of our Board and management.

Compensation of Directors

Standard. Directors who are not employees of the Company receive a $10,000 annual retainer. All directors receive an additional $2,000 annual retainer for each committee of the Board on which they serve as a Chairman, plus $1,000 per Board meeting attended and $700 per committee meeting attended ($400 for telephonic Board or committee meetings). Directors are eligible to receive awards under our 2004 Stock Incentive Plan, however, the 2004 Stock Incentive Plan does not provide for the automatic grant of stock options to our non-employee directors. We expect that from time to time, in our discretion, we will grant equity awards to our non-employee directors under the 2004 Stock Incentive Plan under such terms consistent with the plan as we deem appropriate at the time of those grants. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Directors who are employees of the Company do not receive compensation for service on the Board or committees of the Board other than their compensation as employees.

Chairman of the Board. In connection with Mr. Tauscher’s election as a director and as Chairman of the Board and consistent with our policies then in effect for awarding options to our directors, we granted Mr. Tauscher options to purchase 5,833 shares of our Common Stock at a per share exercise price equal to $2.55. This award consisted of options to purchase 3,333 shares due to Mr. Tauscher’s election as a director and options to purchase 2,500 shares due to Mr. Tauscher’s election as Chairman of the Board. These options have a ten-year term and vest in three equal annual installments commencing on February 20, 2005, unless a change in control of the Company occurs, in which case they become 100% vested and exercisable. In addition, under a prior consulting arrangement with us, we granted Mr. Tauscher options to purchase an additional 77,500 shares of our Common Stock at a per share exercise price equal to $2.55 and, prior to his election as Chief Executive Officer, paid Mr. Tauscher a monthly cash retainer in the amount of $10,000. These options also have a ten-year term and vest in three equal annual installments commencing February 20, 2005, unless a change in control of the Company occurs, in which case, they will become 100% vested and exercisable. On March 26, 2004, we granted Mr. Tauscher additional ten-year options to purchase 500,000 shares of Common Stock for service under a consulting agreement that was in place until his election as Chief Executive Officer. These options vest as to 25% of the shares subject to the options on March 26, 2005, with the remaining shares vesting in equal monthly installments over the succeeding 36 months. In addition, on September 28, 2004, we granted to Mr. Tauscher options to purchase 1,800,000 shares of Common Stock for service as Chief Executive Officer. The per share exercise price of all of these options is $0.97, being the per share sale price of the Common Stock sold by us in our September 2004 financing. The options have a ten-year term and vest in equal monthly installments over the four-year period commencing September 28, 2004. The change in control of our Company pursuant to an equity financing in 2004 did not result in an acceleration of Mr. Tauscher’s options.

Procedures for Stockholder Nominations for Directors

The Current Charter and our bylaws do not contain any procedures whereby stockholders may recommend nominees for director. Consequently, the ability to nominate a director to our Board is governed by the contractual rights discussed above. However, our bylaws provide that the Board (subject to such contractual rights) will fill any vacancy in our Board. Candidates, even those proposed by the stockholders as discussed above, should display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company’s business would be preferred. We do not pay and do not anticipate paying any fees to third parties for identifying or evaluating candidates for director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10% stockholders are required by the Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied during the fiscal year ended June 30, 2005, with the exception of Forms 3 filed on behalf of Peter Bailey and Scott Pickett in November 2004, which were filed late as a result of a delay in getting first time filing codes for these two newly elected officers of the Company.

MANAGEMENT

The following table sets forth information concerning our executive officers and directors as of June 30, 2005:

Name	Age	Position
William Y. Tauscher	55	Chief Executive Officer, President and Chairman of the Board
Richard N. Anderson	48	Senior Vice President of Sales, Marketing and Support
Peter H. Bailey	33	Senior Vice President of Business Development
Duncan G. Perry	42	Chief Financial Officer
Scott K. Pickett	43	Chief Technology Officer
Michael P. Downey	58	Director
John W. Watkins	44	Director
Francis E. Girard	65	Director
Matthew J. Rubins	37	Director
Robert J. Majteles	41	Director
R. Randy Stolworthy	48	Director

William Y. Tauscher. Please see Mr. Tauscher’s biography on page     .

Richard N. Anderson. Mr. Anderson joined the Company in January 2005 as Senior Vice President of Sales, Marketing and Support. Prior to joining Vertical Networks, Inc. (“Vertical Networks”), he was the Executive Vice President and General Manager of CFM Corporation, a leading integrated manufacturer of home products. He was with CFM Corporation from October 2003 until January 2005. Previously, Mr. Anderson was CEO of Temtex Industries, Inc. from July 2002 until its purchase by CFM Corporation in October 2003. Mr. Anderson also served in various executive roles, including chief operating officer of KnowledgePlanet from September 2000 until July 2002, and held senior vice president positions in sales and marketing for Inacom and Vanstar Corporations.

Peter H. Bailey. Mr. Bailey joined the Company in September 2004 as Senior Vice President of Business Development and Product Marketing. Prior to joining the Company, Mr. Bailey led the next-generation networking banking practice for ThinkEquity Partners LLC, a San Francisco based Investment Banking Firm, and advised the Company on its acquisition of Vertical Networks and simultaneous private placement equity financing. Mr. Bailey joined ThinkEquity Partners in July 2003 when the banking practice of Pacific Crest Securities merged with ThinkEquity Paratners. Mr. Bailey joined Pacific Crest in July 2002. Prior to Pacific Crest, he was responsible for Corporate Development at Carrier1 International S.A., a pan-European alternative telecom services provider, where he was responsible for mergers and acquisitions, corporate investment and financial restructuring initiatives from January 2000 through May 2002. Prior to Carrier1, Mr. Bailey held various roles including at a New York-based publishing/digital media start-up Convergence Media, which he co-founded. Prior to Convergence, Mr. Bailey was with Salomon Brothers Inc in New York in the investment banking division.

Duncan G. Perry. Mr. Perry joined the Company in February 2003 as Chief Financial Officer. Prior to joining us, he served as Chief Financial Officer for SupplyWorks, Inc., a software application developer in the supply chain management space from 2000 to 2002. He also held the roles of Chief Financial Officer and Chief Information Officer at Elron Software, an Internet security software company, from 1997 to 2000, and he was Director of Finance and Director of IT for ON Technology Corporation, a network software application provider, from 1994 to 1997. He also held numerous financial management positions at IBM between 1988 and 1994. Mr. Perry is a Certified Management Accountant.

Scott K. Pickett. Mr. Pickett joined the Company as Chief Technology Officer in September, 2004 as a result of our acquisition of Vertical Networks, a company he helped to co-found in 1996. Prior to co-founding

Vertical Networks, Mr. Pickett served as director of development for National Semiconductor’s LAN division, where he led development of several industry-first systems and networking products, including multimedia product solutions (802.9), multiprotocol VoIP gateway, integrated communications platform, and the PCMCIA Ethernet card. Prior to National Semiconductor, he held positions with Fairchild Semiconductor and General Electric.

Executive Compensation

The following table shows for the fiscal years ended June 30, 2005, 2004 and 2003, compensation awarded, paid to, or earned by the Named Executive Officers.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation	All Other Compensation($)
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Securities Underlying Options (Shares)(#)
William Y. Tauscher(1) President Chief Executive Officer Chairman of the Board	2005 2004 2003	250,000 50,000 —	— — —	1,800,000 583,333 —	— — —

Steven G. Manson(2) Former President Former Chief Executive Officer	2005 2004 2003	84,100 210,330 210,375	— — —	— 270,000 10,000	494,108 3,712 5,407	(3) (3)

Richard N. Anderson Senior Vice President of Sales, Marketing and Support	2005 2004 2003	111,859 — —	125,000 — —	460,000 — —	2,297 — —	(4)

Peter H. Bailey Senior Vice President of Business Development and Product Management	2005 2004 2003	153,077 — —	— — —	460,000 — —	250 — —	(5)

Mel Edward Passarelli(6) Former Vice President of Sales Former Vice President of International Sales	2005 2004 2003	173,692 60,072 —	83,846 42,702 —	— 180,000 —	4,383 2,444 —	(7) (7)

Duncan G. Perry(8) Chief Financial Officer	2005 2004 2003	198,235 152,966 49,967	— — —	340,000 120,000 8,333	3,818 3,159 1,057	(9) (9) (9)

Scott K. Pickett Chief Technology Officer	2005 2004 2003	159,083	— — —	460,000 — —	2,500	(10)

(1)	Mr. Tauscher began serving as our Chief Executive Officer on September 28, 2004 and as our President on November 16, 2004.
(2)	Mr. Manson served as our Chief Executive Officer and President during the year ended June 30, 2004 and the beginning of the year ended June 30, 2005. In September 2004, our Board elected William Y. Tauscher our Chief Executive Officer. Mr. Manson ceased to be our President on November 16, 2004.
(3)	For the year ended June 30, 2005, consists of $2,523 of contributions under our 401(k) plan, $807 for life insurance premiums, and $490,778 in severance payments. For the year ended June 30, 2004, consists of $3,150 of contributions under our 401(k) plan and $562 for life insurance premiums. For the year ended June 30, 2003, consists of $4,600 of contributions under our 401(k) plan and $807 for life insurance premiums.

(4)	For the year ended June 30, 2005, consists of $2,297 of contributions under our 401(k) plan.
(5)	For the year ended June 30, 2005, consists of $250 of contributions under our 401(k) plan.
(6)	Mr. Passarelli joined the Company as our Vice President of Sales in January 2004. Mr. Passarelli became our Vice President of International Sales in January 2005. Mr. Passarelli ceased to be our Vice President of International Sales in June 2005.
(7)	For the year ended June 30, 2005, consists of $3,061 of contributions under our 401(k) plan and $1,321 for life insurance premiums. For the year ended June 30, 2004, consists of $2,444 of contributions under our 401(k) plan.
(8)	Mr. Perry joined the Company as our Chief Financial Officer in February 2003.
(9)	For the year ended June 30, 2005, consists of $3,256 of contributions under our 401(k) plan and $562 for life insurance premiums. For the year ended June 30, 2004, consists of $2,291 of contributions under our 401(k) plan and $869 for life insurance premiums. For the year ended June 30, 2003, consists of $881 of contributions under our 401(k) plan and $176 for life insurance premiums.
(10)	For the year ended June 30, 2005, consists of $2,500 of contributions under our 401(k) plan.

Option Grants In Last Fiscal Year

The following table sets forth information concerning individual grants of options to purchase our Common Stock made during the year ended June 30, 2005 to our Named Executive Officers. Each option has a term of ten years, has a per share exercise price equal to the per share fair market value of our Common Stock on the option grant date and, unless otherwise noted, vests as to 25% one year after the grant date, with the remaining 75% vesting in equal monthly installments over the succeeding 36 months. We granted options to purchase an aggregate of up to 6,704,250 shares of our Common Stock to our employees, including the officers listed in the table below, during the year ended June 30, 2005.

Amounts described in the following table under the heading “Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term” represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend upon the future performance of our Common Stock and the date on which the options are exercised.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in for year ended June 30, 2005(%)	Exercise Price ($/share)	Expiration Date	5%($)	10%($)
William Y. Tauscher	1,800,000	27%	$0.97	09/28/2014	$1,098,050	$2,782,684
Richard N. Anderson	460,000	7%	$1.81	4/13/2015	$910,018	$1,326,950
Peter H. Bailey	460,000	7%	$0.97	09/28/2014	$280,613	$711,128
Duncan G. Perry	340,000	5%	$0.97	09/28/2014	$207,409	$525,616
Scott K. Pickett	460,000	7%	$0.97	09/28/2014	$280,613	$711,128

Note:	Each option granted on September 28, 2004 vests in equal monthly installments over the succeeding 48 months.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding stock options exercised during the year ended June 30, 2005 and the number and value of unexercised stock options held as of June 30, 2005 by each of our Named Executive Officers. In the following table, amounts set forth under the heading “Value of Unexercised In-the-Money Options at Fiscal Year End” are calculated based upon a per share option value determined by subtracting the option exercise price from $1.60, the per share closing sale price of our Common Stock on June 30, 2005, on the OTC Bulletin Board (the principal market on which our Common Stock was traded on that date).

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year Ended June 30, 2005 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at year ended June 30, 2005 Exercisable/Unexercisable($)
William Y. Tauscher	—	—	521,528/1,861,805	$212,625/$921,375
Steven G. Manson	270,000	$121,500	—	$0/$0
Richard N. Anderson	—	—	0/460,000	$0/$0
Peter H. Bailey	—	—	86,250/373,750	$54,338/$235,462
Mel E. Passarelli			71,844/78,156	$24,480/$7,020
Duncan G. Perry	—	—	103,264/365,069	$40,163/$174,038
Scott K. Pickett	—	—	86,250/373,750	$54,338/$235,462

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans. In accordance with the rules of the Commission, the information in the table is presented as of June 30, 2005, the end of our most recently completed fiscal year.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	7,998,090	(1)	2.13	387,723	(1)
Equity compensation plans not approved by security holders	—		—	—
Total	7,998,090		2.13	387,723

(1)	In addition to being available for future issuance upon exercise of options, up to 40,000 shares available for issuance under the 2004 Stock Incentive Plan may be issued in the form of restricted stock.

Employment, Change of Control and Severance Arrangements

We have a change in control agreement with Christopher Brookins, our Vice President of Development. The agreement provides that in the event of a change in control of the Company and a termination of Mr. Brookins’ employment within two years of the change in control, either without cause or by Mr. Brookins for “good reason,” such as a reduction in duties and responsibilities:

•	all of Mr. Brookins’ unvested options vest and become exercisable in full; and

•	we will pay Mr. Brookins a lump sum equal to one year’s base salary plus bonus.

In addition, Mr. Brookins will be entitled to other employee benefits that he would otherwise have received for a one-year period after the termination of employment, and will be entitled to other employee benefits for a two-year period after the termination of employment.

On November 20, 2004, we entered into a severance agreement with our former President, Steven G. Manson, pursuant to which Mr. Manson’s employment with us was terminated. By its terms, the severance agreement was effective on November 27, 2004. Under the severance agreement, we paid Mr. Manson a lump sum severance payment of $490,778.36. All of Mr. Manson’s previously unvested options to purchase our Common Stock became immediately 100% vested and fully exercisable and we will continue to provide, at our expense, specified insurance benefits during the period ending 18 months following the date of termination. In addition to these benefits, we also agreed to extend our provision to Mr. Manson of specified life insurance benefits to a total of 24 months following the date of termination and to allow Mr. Manson to retain specified personal property. The severance agreement superseded the severance agreement entered into between the Company and Mr. Manson on November 1, 2000.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended June 30, 2005, the audit committee of our Board was composed of Michael P. Downey, Francis E. Girard, and R. Randy Stolworthy. The audit committee acts under a written charter approved by the Board on June 29, 2000, a copy of which is attached as Annex A. The audit committee reviewed our audited financial statements for the fiscal year ended June 30, 2005 and discussed these financial statements with our company’s management. The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Vitale Caturano & Company Ltd. (“Vitale”), our registered independent accountants. SAS 61 requires our registered independent accountants to discuss with our audit committee, among other things, the following:

•	the initial selection of and changes in significant accounting policies;

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates;

•	adjustments arising from the audit that, in the auditors’ judgment, have a significant effect on the entity’s financial reporting;

•	difficulties, if any, encountered in dealing with management in the performance of the audit; and

•	disagreements, of which there were none, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Our registered independent accountants also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that, in the auditors’ professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The audit committee also considered whether the registered independent accountants’ provision of the other, non-audit related services, which are referred to in “Registered Independent Accountant’s Fees and Other Matters” below, is compatible with maintaining the auditors’ independence.

Management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in accordance with the Generally Accepted Accounting Principles in the United States of America. Our independent registered public accounting firm is responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in accordance with Generally Accepted Accounting Principles in the United States of America and on the representations of the independent registered public accounting firm included in its report on our consolidated financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with The Standards of the Public Company Accounting Oversight Board or that our independent registered public accounting firm is in fact “independent.”

Based on its discussions with management and the registered independent accountants, and its review of the representations and information provided by management and the registered independent accountants, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

The Audit Committee

Michael P. Downey, Chair	Francis E. Girard	R. Randy Stolworthy

Registered Independent Accountant’s Fees and Other Matters

Registered Independent Accountants’ Fees

The following table summarizes the fees of KPMG, LLP (“KPMG”) and Vitale, our registered independent accountants, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2005	2004
Audit Fees(1)	$315,100	$177,100
Audit-Related Fees(2)	$181,450	$195,052
Tax Fees(3)	$20,000	$35,000
All Other Fees	—	—

Total Fees	$516,550	$407,152

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to employee benefit audits, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

None of the audit-related fees billed in 2005 or 2004 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(3)	Tax fees consist solely of fees for tax compliance, which relate to preparation of original and amended tax returns and claims for refunds.

None of the tax fees billed in 2005 or 2004 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered independent accountants. This policy generally provides that we will not engage our registered independent accountants to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our registered independent accountants during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. All accounting work for the year ended June 30, 2005 was pre-approved by the audit committee in accordance with its stated pre-approval policies.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered independent accountants. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Compensation Committee Interlocks and Insider Participation

Michael P. Downey served as our interim President and Chief Executive Officer from March 2000 until June 2000. Neither Mr. Girard nor Mr. Watkins has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers is a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Board.

REPORT OF THE COMPENSATION COMMITTEE

This report is submitted by the compensation committee of the Board and addresses our policies for the fiscal year ended June 30, 2005. The members of the compensation committee are Messrs. Girard, Downey and Watkins. All members of the compensation committee are non-employee directors.

Compensation Philosophy. The objectives of our executive compensation policies are:

•	to attract, retain and reward executive officers who contribute to our Company’s success;

•	to align the financial interests of executive officers with the performance of our Company;

•	to strengthen the relationship between executive pay and shareholder value;

•	to motivate executive officers to achieve our Company’s business objectives; and

•	to reward individual performance.

In general, the compensation committee considers, among other things, the following:

•	The level of compensation paid to executive officers in companies similarly situated in size and products. To ensure that pay is competitive, the compensation committee, from time to time, compares our Company’s executive compensation packages with those offered by other companies in the same or similar industries. Compensation surveys used by our Company include the companies comprising the software and telecommunications industry;

•	The individual performance of each executive officer, which includes meeting performance objectives, demonstration of knowledge, skills and teamwork and acceptance of our Company’s core values;

•	Corporate performance, which is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting our Company’s objectives and goals; and

•	The responsibility and authority of each position relative to other positions within our Company.

Base Salary. Base salaries are established for each executive officer at levels that are intended to be competitive with comparable positions at other software and telecommunications industry companies of similar size or products. We seek to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting annual salary reviews, the compensation committee considers each individual executive officer’s achievements during the prior fiscal year in meeting financial and business objectives, as well as the executive officer’s performance of individual responsibilities and our financial position and overall performance.

Performance Bonus. Executives are generally eligible to receive a performance bonus payable in cash. Performance bonuses are used to provide executive officers with financial incentives to meet Company performance targets and individual performance objectives. At the beginning of each fiscal year, the compensation committee establishes a targeted bonus for each executive and establishes the individual performance objectives for the executive to achieve the bonus. These bonuses are targeted between 0% and 25% of the executive officer’s base salary, for the applicable period. Before a bonus becomes payable, the predetermined objectives must have been achieved. Individual bonuses increase if the Company exceeds its established objectives. The individual performance objectives for executives other than the Chief Executive Officer are proposed by management and reviewed and approved by the compensation committee. Individual performance objectives for the Chief Executive Officer are determined by the compensation committee and reviewed and approved by the Board (other than the Chief Executive Officer).

Option Grants. The compensation committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with the stockholders. The compensation committee typically awards a stock option subject to four-year vesting upon hiring an executive officer. After the initial grant, the compensation committee considers awarding additional options, usually on an annual basis. Options are generally granted at the market price for our Common Stock at the time of grant. In determining the size of stock option grants, the compensation committee considers the level and responsibility of the executive officer, the contribution that the executive officer is expected to make to our Company and comparable equity compensation offered by other software and telecommunications industry companies.

Compensation of Our Former Chief Executive Officer. Steven G. Manson served as our Chief Executive Officer until September 28, 2004 at a base salary of $210,330. On November 20, 2004, we entered into a severance agreement with Mr. Manson, pursuant to which Mr. Manson’s employment with the Company was terminated. By its terms, the severance agreement was effective on November 27, 2004. Under the severance agreement, we paid Mr. Manson a lump sum severance payment of $490,778.36, all of Mr. Manson’s previously unvested options to purchase our Common Stock became immediately 100% vested and fully exercisable and we will continue to provide, at our expense, specified insurance benefits during the period ending 18 months following the date of termination. In addition to these benefits, we also agreed to extend our provision to Mr. Manson of specified life insurance benefits to a total of 24 months following the date of termination and to allow Mr. Manson to retain specified personal property.

Compensation of Our Current Chief Executive Officer. William Y. Tauscher was appointed as our Chief Executive Officer on September 28, 2004. Mr. Tauscher receives compensation of $250,000 annually in his role as Chief Executive Officer. In addition, Mr. Tauscher received the stock options discussed under “Compensation of Directors—Chairman of the Board.”

Impact of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a corporation’s chief executive officer and the other four most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the stock options granted to its executive officers in a manner that is intended to avoid disallowances under Section 162(m). However, the compensation committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the compensation committee believes such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and the performance of its employees.

THE COMPENSATION COMMITTEE

Michael P. Downey	Francis E. Girard, Chair	John W. Watkins

COMPARISON OF STOCK PERFORMANCE

The following graph compares the cumulative total stockholder returns on our Common Stock during each of the fiscal years in the period commencing June 30, 2000 and ending June 30, 2005 with the cumulative total return over the same period of the NASDAQ Stock Market Index (which, in some past proxy statements, we have referred to as the NASDAQ National Market Index) and the NASDAQ Telecommunications Index. The comparison assumes the investment of $100 on June 30, 2000 in our Common Stock, the NASDAQ Stock Market Index and the NASDAQ Telecommunications Index and assumes dividends, if any, were reinvested. June 30, 2000 was the last day of our 2000 fiscal year.

	Fiscal Year Ended June 30,
	2000	2001	2002	2003	2004	2005
ARTISOFT, INC.	100.00	37.44	12.37	2.20	3.09	2.20
NASDAQ STOCK MARKET (U.S.)	100.00	54.49	36.89	40.92	51.63	51.86
NASDAQ TELECOMMUNICATIONS	100.00	35.79	11.89	16.83	21.37	21.27

CHANGE OF CONTROL

On September 28, 2004, we entered into the 2004 Stock Purchase Agreement, pursuant to which we sold a total of 24,159,468 shares of Common Stock to several investors, including M/C Venture Partners. A change in control of our Company occurred as a result.

AMENDMENT OF 2004 STOCK INCENTIVE PLAN

Under the terms of a stock purchase agreement dated as of September 28, 2004 (the “2004 Stock Purchase Agreement”), by and among us and certain investors (the “2004 Investors”), we agreed to amend our 2004 Stock Incentive Plan, as amended (the “Plan”), to increase the total number of shares of Common Stock that may be granted pursuant to awards under the Plan to 10,768,865 shares. We also agreed to amend the Plan to eliminate the annual increase to the authorized number of shares under the Plan. Our Board has approved the amendments to our Plan. The text of the amendment to the Plan is attached as Annex B and the amendment to the Plan was approved pursuant to the Stockholders’ Written Consent.

The Plan was adopted by the Board in January 2004 and approved by the stockholders of the Company in March 2004. Set forth below is a summary of the principal features of the Plan, which is qualified in its entirety by reference to the terms and conditions of the Plan. If requested, we will provide, without charge, to each person to whom this Information Statement is delivered, a copy of the Plan. Any such request should be directed as follows: Artisoft, Inc., One Memorial Drive, Cambridge, Massachusetts 02142, Attention: Chief Financial Officer.

Number of Shares Under the Plan

Subject to adjustment in the event of stock splits and other similar events, and as provided in the Plan, approximately 2,000,000 shares of our Common Stock have been reserved for issuance pursuant to awards under the Plan. After the Plan is amended, there will be 10,768,865 shares authorized for issuance under the Plan. The number of shares of Common Stock issuable under the Plan, including the annual increase, is subject to adjustment in the event of stock splits and other similar events. The provision relating to the annual increase will be removed when the Plan is amended. The number of shares available under the Plan may not be increased to exceed 3% of the outstanding shares of Common Stock.

Types of Awards

The Plan provides for the grant of incentive stock options, nonstatutory stock options and restricted stock awards intended to qualify under Section 422 of the Internal Revenue Code.

Incentive Stock Options and Nonstatutory Stock Options

Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of our Common Stock on the date of grant; provided, however, that the exercise price of an option may not be less than 85% of the fair market value of our Common Stock, as determined by our Board, at the time the option is granted. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than 100% of the fair market value of our Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The Plan permits the following forms of payment of the exercise price of options, to the extent permitted by applicable law: (1) payment by cash, check or in connection with a “cashless exercise” through a broker, (2) surrender to us of shares of Common Stock, (3) delivery to us of a promissory note, (4) any other lawful means, or (5) any combination of these forms of payment.

Restricted Stock Awards

Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. No more than 40,000 shares of Common Stock, subject to adjustment in the event of stock splits and other similar events, may be issued pursuant to restricted stock awards under the Plan.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted awards under the Plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the Plan may not exceed 500,000 shares, subject to adjustment in the event of stock splits and other similar events, per calendar year.

Administration

Our Board administers the Plan. Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan and to interpret the provisions of the Plan. Pursuant to the terms of the Plan, our Board may delegate authority under the plan to one or more committees or subcommittees of our Board and to one or more of our executive officers. The compensation committee has been delegated this authority.

Subject to any applicable limitations contained in the Plan and any applicable delegation by the Board, our Board selects the recipients of awards and determines (1) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options (which may not be less than 85% of fair market value of our Common Stock), (3) the duration of options (which may not exceed 10 years) and (4) the number of shares of Common Stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The Plan also contains provisions addressing the consequences of any “reorganization event,” which is defined as (1) any merger or consolidation of our company with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, (2) any exchange of all of our Common Stock for cash, securities or other property pursuant to a share exchange transaction or (3) a liquidation or dissolution of our company. Upon the occurrence of a reorganization event our Board may elect to take one or more of the following actions:

•	provide that all outstanding options be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation or one of its affiliates;

•	provide that all then unexercised options will become exercisable in full as of the specified time prior to the reorganization event and will terminate immediately prior to completion of such event; and

•	in the event of a reorganization event under the terms of which holders of Common Stock receive cash consideration, provide that each outstanding option will receive, in exchange therefor, a cash payment equal to the positive difference of the cash consideration being paid in the reorganization event minus the exercise price of the option.

Upon the occurrence of a reorganization event, the repurchase and other rights of our company under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by the award will again be available for grant under the Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Amendment or Termination

No award may be made under the Plan after January 1, 2014, but awards previously granted may extend beyond that date. Our Board may at any time amend, suspend or terminate the Plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our Board after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment shall have been approved by our stockholders.

New Plan Benefits

The table below shows the awards that the Company anticipates will be granted to the Named Executive Officers. Future grants of awards under the Plan are subject to the discretion of our Board.

NEW PLAN BENEFITS

Name and Position/Group	Dollar value ($)	Number of Units
William Y. Tauscher(1) President, Chief Executive Officer and Chairman	(2)	(2)

Steven G. Manson(3) Former President and Chief Executive Officer	—	—

Christopher H. Brookins Senior Vice President of Development	(2)	(2)

Duncan G. Perry Chief Financial Officer	(2)	(2)

Mel Passarelli Senior Vice President of Sales	(2)	(2)

Executive Group	(2)	(2)

Non-Executive Director Group	(2)	(2)

Non-Executive Officer Employee Group	(4)	Up to 400,000(4)

(1)	William Y. Tauscher began serving as our Chief Executive Officer on September 28, 2004 and as our President on November 16, 2004.
(2)	The granting of awards is discretionary, and we cannot now determine the number or type of awards we will grant in the future to our executive officers. We expect that from time to time, in our discretion, we will grant equity awards to our executive officers under the Plan under such terms consistent with the Plan as we deem appropriate at the time of those grants.
(3)	Mr. Manson served as our Chief Executive Officer and President during the year ended June 30, 2004. In September 2004, our Board elected William Y. Tauscher our Chief Executive Officer. Mr. Manson ceased to be our President on November 16, 2004.
(4)	All of these options will be granted with an exercise price equal to the fair market value of our Common Stock on the date of grant.

Equity Compensation Plan Information

See “Equity Compensation Plan Information on page 16.”

RATIFICATION OF VITALE CATURANO & COMPANY LTD.

AS REGISTERED INDEPENDENT ACCOUNTANTS

KPMG served as our auditor and audited our financial statements for the fiscal year ended June 30, 2004. On April 14, 2005, the audit committee recommended the dismissal of KPMG as our registered independent accountants following the fiscal year 2004 audit. This action was approved by the Board on April 21, 2005, and KPMG was immediately notified of its dismissal. On April 22, 2005, the audit committee recommended the engagement of Vitale, of Boston, Massachusetts, as the new registered independent accountants for the Company. The Board approved Vitale as our registered independent accountants on April 22, 2005.

KPMG’s reports on our consolidated financial statements for each of the years ended June 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended June 30, 2004 and 2003 and the subsequent interim period ended April 21, 2005, the effective date of dismissal, there were no (1) disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with KPMG’s reports on our consolidated financial statements for such years, or (2) reportable events, except that KPMG advised us of the following material weakness:

“We reported in our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2004, that KPMG had advised management that in connection with KPMG’s review of the financial statements of the Company for the three-month period ended December 31, 2004, that KPMG noted certain matters involving internal control over financial reporting that KPMG considered to constitute “material weaknesses.” KPMG advised management that we did not have adequate staffing in its finance group with the appropriate level of experience to effectively control the increased level of transaction activity, address the complex accounting matters and manage the increased financial reporting complexities resulting from the acquisition of Vertical Networks, Inc. and the associated integration activities.”

We have not consulted with Vitale during the last two fiscal years ended June 30, 2004 or 2003 or during the subsequent interim periods from July 1, 2004 through and including April 22, 2005, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Vitale advised our management and the audit committee that, in connection with their audit of our financial statements for the year ended June 30, 2005, Vitale noted certain matters involving internal controls and their operation that Vitale considered to be material weaknesses that constituted reportable conditions under standards established by the American Institute of Certified Public Accountants. Vitale advised management and the audit committee that it considered the following to constitute a material weakness in internal control and operations: we did not have adequate staffing in our accounting and finance group with the appropriate level of experience to effectively accomplish timely and accurate closings, control the increased level of transaction activity, address the complex accounting matters and manage the increased financial reporting complexities resulting from recent acquisitions.

Our Board, upon recommendation of the audit committee, has appointed Vitale as registered independent accountants to audit our consolidated financial statements for the fiscal year ending June 30, 2006 and to render other professional services as required.

Vitale has served as our registered independent accountants since April 22, 2005. The appointment of Vitale was ratified pursuant to the Stockholders’ Written Consent.

AMENDED AND RESTATED CHARTER

Purpose of Amended and Restated Charter

In connection with the 2004 Equity Financing, as defined below, and the acquisition of the assets of Comdial Corporation, we agreed to make several amendments to the Current Charter. Pursuant to the 2004 Stock Purchase Agreement, we agreed to amend the Current Charter to retire all authorized shares of our Series B Preferred Stock and Series C Preferred Stock. In connection with the Acquisition, we agreed to amend the Current Charter to increase the number of authorized shares of our Common Stock to 250,000,000 shares. Additionally, our Board has concluded that it is in the best interest of our Company and our stockholders that we make additional amendments to the Current Charter to change our name from “Artisoft, Inc.” to “Vertical Communications, Inc.” and remove certain provisions requiring approval of the holders of 80% of our Common Stock to undertake certain corporate actions. Because of the number of amendments being made to the Current Charter, our Board determined that it was in the best interest of our Company and our stockholders to amend and restate the Current Charter in its entirety. The Amended and Restated Charter is the culmination of both the amendments to the Current Charter we are obligated to make and amendments our Board determined were desirable and in the best interest of our Company and our stockholders.

Pursuant to the Stockholders’ Written Consent, the Amended and Restated Charter was approved by the Majority Stockholders. We will file the Amended and Restated Charter with the Secretary of State of Delaware 20 days after this Information Statement has first been sent to our stockholders and the Amended and Restated Charter will be effective upon filing.

Description of Current Charter

The following description of our Common Stock, preferred stock and other matters summarizes the material terms and provisions of these securities and rights. For the complete terms of our Common Stock, preferred stock and other matters summarized below, please refer to our Current Charter, our bylaws and the forms of stock certificates, which have been filed with the Commission. These matters may also be affected by the DGCL.

Authorized Shares

Under the Current Charter, our authorized capital stock consists of 50,000,000 shares of Common Stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $1.00 par value per share.

Common Stock

As of the Record Date, 45,725,767 shares of Common Stock were issued and outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

For all matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote for each share registered in his or her name on our books on each matter submitted to a vote of stockholders. Holders of our Common Stock are entitled to receive dividends if so declared by our Board, subject to any preferential dividend rights of any holder of our preferred stock, if any. Upon liquidation, holders of our Common Stock are entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any.

Preferred Stock

As of the date of this Information Statement, we have no shares of preferred stock outstanding. The Current Charter authorizes our Board to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. The general terms of our undesignated preferred stock are summarized below under the caption “Undesignated Preferred Stock.”

Series A Participating Preferred Stock. Our Board has reserved the Series A Participating Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), for issuance. The Series A Preferred Stock was originally designated in connection with our adoption of a stockholder rights plan. The stockholder rights plan has since terminated, and we have no present intention to issue any shares of Series A Preferred Stock. However, the Series A Preferred Stock remains designated and reserved for issuance. As of the date of this Information Statement, there are no shares of Series A Preferred Stock outstanding.

Series B Convertible Preferred Stock. As of the date of this Information Statement, there are no shares of Series B Preferred Stock authorized, issued or outstanding. Pursuant to the terms of the 2004 Consent, all issued and outstanding shares of our Series B Preferred Stock were converted into shares of our Common Stock on September 27, 2004. In accordance with our certificate of designation for our Series B Preferred Stock, the shares of our Series B Preferred Stock were retired upon the conversion and may not be reissued as Series B Preferred Stock. However, the shares may be reissued as all or part of another series of our preferred stock.

Series C Convertible Preferred Stock. As of the date of this Information Statement, there are no shares of Series C Preferred Stock authorized, issued or outstanding. Pursuant to the terms of the 2004 Consent, all issued and outstanding shares of our Series C Preferred Stock were converted into shares of our Common Stock on September 27, 2004. In accordance with our certificate of designation for our Series C Preferred Stock, the shares of our Series C Preferred Stock were retired upon the conversion and may not be reissued as Series C Preferred Stock. However, the shares may be reissued as all or part of another series of our preferred stock.

Undesignated Preferred Stock. Our Board will determine the designations, preferences, limitations and relative rights of our undesignated preferred stock. These include:

•	the designation of the series and the number of shares offered;

•	the amount of the liquidation preference per share;

•	the offering price of the shares to be sold;

•	the dividend rate applicable to the series, the dates on which dividends will be payable and the dates from which dividends will begin to accumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rates;

•	any antidilution provisions;

•	any additional voting and other rights, preferences, privileges and restrictions;

•	any listing of the series on an exchange;

•	the relative ranking of the series as to dividend rights and rights upon our liquidation, dissolution or winding up; and

•	any other terms of the series.

The liquidation price or preference of any series of preferred stock is not indicative of the price at which the shares will actually trade after the date of issuance.

Although our Board has no intention at the present time of doing so, it could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. Our Board will issue preferred stock under these circumstances only if it determines that the issuance is in our best interests and in the best interest of our stockholders. In addition, the terms of a series of preferred stock might discourage a potential acquirer from attempting to acquire us in a manner that changes the composition of our Board, even when a majority of our stockholders believe that an acquisition under these circumstances would be in their best interests or when stockholders would receive a premium for their stock over the then current market price.

Business Combinations

The Current Charter provides that, subject to limited exceptions, any “business combination” with an “interested stockholder” shall require, in addition to any vote required by law, the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all of the then outstanding shares of stock entitled to vote thereon, excluding the shares of stock owned by the interested stockholder. A “business combination” includes mergers, asset sales, liquidation, reclassification of securities and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who (1) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock; or (2) is an affiliate or associate of our Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock.

Board of Directors

The Current Charter provides, subject to the rights of holders of our preferred stock, that:

•	the Board be divided into three classes, as nearly equal in size as possible, with staggered three-year terms;

•	directors may be removed by the stockholders only for cause; and

•	any vacancy on the Board, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by vote of a majority of the directors then in office.

The classification of the Board and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the Company.

Stockholder Meetings

The Current Charter and bylaws also provide that:

•	any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting; and

•	special meetings of the stockholders may only be called by the Chairman of the Board, the President or the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

These provisions could delay until the next stockholders’ meeting stockholder actions that are favored by the holders of a majority of our outstanding securities.

Amendment of Current Charter and Bylaws

Delaware law provides that the vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Current Charter requires the vote of the holders of at least 80% of the voting power of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal the foregoing provisions relating to the election, removal and classification of members of our Board. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be then outstanding. Our bylaws may be amended or repealed by a majority vote of our Board or by the holders of a majority of the outstanding capital stock entitled to vote thereon. However, certain sections of the bylaws dealing with special meetings of stockholders, notice of business to be conducted at the meetings of stockholders, the number and election and classification of directors, and the indemnification of directors and officers may only be altered, amended, rescinded or repealed by the affirmative vote of the holders of 80% of the voting power of the shares of our capital stock issued and outstanding and entitled to vote thereon.

Limitation of Liability and Indemnification

The Current Charter contains provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty as a director, except in some circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, the Current Charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the DGCL.

Description of Amended and Restated Charter

Authorized Shares

Under the Amended and Restated Charter, our authorized capital stock will be 270,000,000 shares, of which 250,000,000 shares will be Common Stock and 20,000,000 will be preferred stock.

Common Stock

Each share of Common Stock will have one vote on each matter submitted to a vote of the stockholders. Holders of our Common Stock will be entitled to receive out of our company assets dividends or other distributions, whether payable in cash, property or securities of the company, if so declared by the Board. Holders of our Common Stock will also be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of our company upon dissolution after any preferential amounts required to be paid or distributed to holders of our preferred stock are paid or distributed.

Preferred Stock

The Amended and Restated Charter authorizes our Board to issue preferred stock in one or more series and to determine the designations, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board with respect to each series of preferred stock includes, but is not limited to:

•	the dividend rate, times of payment and date from which dividends shall be accumulated, if dividends are to be cumulative;

•	whether the shares are to be redeemable, the redemption price and terms and conditions of such redemption;

•	our obligation to redeem any shares of any series pursuant to a sinking fund;

•	whether the shares are to be convertible into or exchangeable for shares of stock of any other class, the terms and conditions of such conversion or exchange and the conversion price, conversion or exchange rate and the terms of adjustment, if any;

•	the voting rights of any series of preferred stock, if any, and the extent of such voting rights;

•	the rights of the shares of such series in the event of the Company’s voluntary or involuntary liquidation, dissolution or winding-up; and

•	any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to any series of preferred stock.

Indemnification of Directors

The Amended and Restated Charter provides that we will indemnify our directors and officers to the fullest extent permitted under the DGCL. Such indemnification will be provided in connection with suits or proceedings arising by reason of the director’s or officer’s service on our Board or any of our subsidiaries or any other entity at our request. The directors and officers will be indemnified against all expense, liability and loss in respect of such proceedings where:

•	the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in the best interests of the Company;

•	in a criminal matter, the director or officer had no reasonable cause to believe that the director’s behavior was illegal; and

•	the proceeding (or part thereof) was not initiated without our consent against the Company, our subsidiaries, certain of our affiliates or agents.

The right to indemnification will include advancement of certain expenses, subject to our receipt of an undertaking and reasonable assurances that we may reasonably require that any such advances will be repaid in the event it is ultimately determined that the director or officer or former director of former officer was not entitled to such indemnification.

Each director’s and officer’s right to indemnification under the Amended and Restated Charter will not be exclusive of indemnification available to them by contract or otherwise. Additionally, the Amended and Restated Charter does not mandate the indemnification of persons other than directors or officers. However, it does expressly permit us to indemnify any other persons who are not directors or officers to the fullest extent permitted by the DGCL.

Removal of Supermajority Approval Requirements

The Amended and Restated Charter will not require a greater vote than the vote otherwise required by law for any corporate action.

Material Differences between the Current Charter and the Amended and Restated Charter

The following is a summary of the material amendments being made to the Current Charter. This discussion is being provided for your convenience only, and does not serve as a substitute for your own review and analysis of the actual Amended and Restated Charter. We recommend that you carefully read the Amended and Restated Charter, a complete copy of which may be found attached to this Information Statement as Annex C.

Authorized Shares

The number of authorized shares we will be able to issue will increase from a current aggregate of 70,000,000, of which 50,000,000 are designated as Common Stock and 20,000,000 are designated as preferred stock, to an aggregate of 270,000,000, of which 250,000,000 will be designated as Common Stock and 20,000,000 will be designated as preferred stock.

Preferred Stock

The Current Charter authorizes 20,000,000 shares of preferred stock, of which 50,000 shares are designated as Series A Preferred Stock, 2,800,000 shares are designated as Series B Preferred Stock and 2,627,002 shares are designated as Series C Preferred Stock. The Amended and Restated Charter also authorizes 20,000,000 shares of preferred stock, however, all the shares of preferred stock will be initially undesignated. As a result, the authorized shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be retired.

Supermajority Voting Provisions

Under the Current Charter, approval of 80% of the Common Stock is required for business combinations and to make certain amendments to the Current Charter and our bylaws. The Amended and Restated Charter eliminates Article Eighth of the Current Charter regarding business combinations will not require a greater vote than the vote otherwise required by law for any corporate action.

Indemnification of Directors

The Amended and Restated Charter enhances the Current Charter’s provisions regarding indemnification of directors and officers. The Current Charter permits us to indemnify our directors, but does not expressly require us to do so. Under the Amended and Restated Charter, we have agreed to indemnify our directors and officers to the fullest extent permitted under the DGCL, provided that certain conditions are satisfied. We will also be obligated to advance funds prior to a final determination of the director’s or officer’s eligibility for indemnification provided that the director or officer executes an undertaking obligating the director or officer to repay any amounts advanced to him or her if it is ultimately determined that the director or officer was not entitled to indemnification. The Amended and Restated Charter also permits us to indemnify other persons to the fullest extend of the law, but does not expressly require we do so.

DISSENTERS’ RIGHTS OF APPRAISAL

Pursuant to the DGCL, any stockholder that objects to the Stockholder Proposals, including, without limitation, the Amended and Restated Charter, will not have any right to receive from us the fair value of his, her or its shares. The DGCL provides that any provision of the Current Charter may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series. Each Stockholder Proposal was adopted by the Majority Stockholders, who hold the number of shares required to approve them.

ADDITIONAL INFORMATION

PLEASE READ THIS ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and information statements and other disclaimers with the Commission. These documents and other information can be accessed electronically by means of the Commission’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. A copy of any public filing is also available, at no charge, by contacting Duncan G. Perry at (617) 354-0600.

By Order of the Board,

William Y. Tauscher

Chief Executive Officer

Cambridge, Massachusetts

                    , 2006

ANNEX A

AUDIT COMMITTEE CHARTER

Artisoft, Inc.

Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

Monitor the independence and performance of the Company’s registered independent accountants and internal auditing department.

Provide an avenue of communication among the registered independent accountants, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the registered independent accountants as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the National Association of Securities Dealers. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the registered independent accountants, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

In addition, the Committee, or at least its Chair, should communicate with management and the registered independent accountants quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the Securities and Exchange Commission (“SEC”).

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2. Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and registered independent accountants of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, the registered independent accountants, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the registered independent accountants together with management’s responses.

4. Review with financial management and the registered independent accountants the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the registered independent accountants in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Registered Independent Accountants

5. The registered independent accountants are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the registered independent accountants or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the registered independent accountants.

7. On an annual basis, the Committee should review and discuss with the registered independent accountants all significant relationships they have with the Company that could impair the auditors’ independence.

8. Review the registered independent accountants audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the registered independent accountants. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the registered independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Audit and Legal Compliance

11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal accounting and audit personnel and functions, as needed.

12. Review the appointment, performance, and replacement of the senior internal accounting and/or audit executive.

13. Review significant reports prepared by the external accounting and audit personnel and functions together with management’s response and follow-up to these reports.

14. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

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ANNEX B

ARTISOFT, INC.

AMENDMENT TO 2004 STOCK OPTION PLAN

WHEREAS, the Board of Directors and shareholders of Artisoft, Inc., a Delaware corporation (the “Corporation”), has adopted resolutions amending the Company’s 2004 Stock Option Plan (as the same has been amended from time to time, the “Plan”) to increase the number of shares issuable thereunder to 10,768,865 (the “Plan Amendment”); and

WHEREAS, the Plan Amendment was approved by holders of over 80% of the Corporation’s issued and outstanding common stock by way of a written consent of stockholders in lieu of annual meeting, executed on November 18, 2005;

NOW, THEREFORE, the Plan is hereby amended, effective on the twenty-first day following the distribution of a definitive information statement on Schedule 14C and filed with the Securities and Exchange Commission, as follows:

1. Section 4(a) of the Plan is hereby amended to be and read in its entirety as follows:

4(a) Number of Shares. Subject to adjustment under Section 7 of the Plan, Awards may be made under the Plan for up to 10,768,865 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”). Notwithstanding clause (2) above, in no event shall the number of shares available under this Plan be increased as set forth in clause (2) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the outstanding shares of Common Stock, assuming conversion into Common Stock of all outstanding shares of the Company’s convertible preferred stock, on July 1 of the applicable year.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including, without limitation, as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

2. Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment as of November 18, 2005.

ARTISOFT, INC.

By:	/s/ DUNCAN PERRY
Duncan Perry Chief Financial Officer

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ANNEX C

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VERTICAL COMMUNICATIONS, INC.

ARTICLE I.

The name of this corporation is Vertical Communications, Inc. (the “Corporation”).

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent at that address is The Corporation Trust Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV.

A. Authorized Shares. The corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The aggregate number of shares of capital stock that the corporation shall have authority to issue is 270,000,000, consisting of 250,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 20,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

B. Common Stock. Each share of Common Stock shall have one vote on each matter submitted to a vote of the stockholders of the Corporation. Subject to the provisions of applicable law and the rights of the holders of the outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Corporation upon dissolution after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, if any, are so paid or distributed.

C. Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The Board of Directors is expressly authorized, at any time and from time to time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certificates of amendment or designation which are effective without stockholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

1. the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2. whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3. the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

4. whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5. whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6. the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

7. any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

ARTICLE V.

The management of the business and the conduct of the affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws of the Corporation.

ARTICLE VI.

A. The Corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the Delaware General Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of the Corporation or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity (provided that such person’s actions subject to such proceeding were taken in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful), against all expense, liability and loss (including, but not limited to, reasonable out-of-pocket attorneys’ fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in respect of any settlement approved in advance by the Corporation, which approval shall not be unreasonably withheld) incurred or suffered by such director in connection with such proceeding; provided, however, that, except as provided in Paragraph E of this Article VI, the Corporation shall not be obligated to indemnify any person under this Article VI in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of the Corporation and was initiated by such person against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or

(iii) any person or entity which is or was controlled, controlled by, or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.

B. The right to indemnification conferred in this Article VI shall be a contract right, shall continue as to a person who has ceased to be a director of the Corporation or of any of its wholly-owned subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by the Corporation the reasonable out-of-pocket fees and expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or former director, and such other reasonable assurance that the Corporation may reasonably require, that such director or former director shall repay all amounts so advanced if it shall ultimately be determined that such director or former director is not entitled to be indemnified by the Corporation.

C. The Corporation’s obligation to indemnify and to pay reasonable out-of-pocket fees and expenses in advance of the final disposition of a proceeding under this Article VI shall arise, and all rights and protections granted to directors under this Article VI shall vest, at the time of the occurrence of the transaction or event to which any proceeding relates, or at the time that the action or conduct to which any proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any proceeding is first threatened, commenced or completed.

D. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, no action by the Corporation, either by amendment to or repeal of this Article VI or the By-laws of the Corporation or otherwise shall diminish or adversely affect any right or protection granted under Paragraphs A through G of this Article VI to any director or former director of the Corporation or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

E. If a claim for indemnification and/or for payment of reasonable out-of-pocket fees and expenses in advance of the final disposition of a proceeding arising under this Article VI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable out-of-pocket fees and expenses of prosecuting such claim.

F. The right to indemnification and the payment of reasonable out-of-pocket fees and expenses incurred in connection with the defense or investigation of a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificated of Incorporation, By-laws of the Corporation, insurance policy, agreement, vote of stockholders or disinterested directors or otherwise.

G. In addition to the persons specified in Paragraph A of this Article VI, the Corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

H. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

I. Any repeal or modification of this Article VI shall not adversely effect any right or protection of a director or officer of the Corporation with respect to any acts or omission of such director or officer occurring prior to such repeal or modification.

ARTICLE VII.

Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

ARTICLE VIII.

This Corporation shall have perpetual existence.

ARTICLE IX.

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE X.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.

ARTICLE XI.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

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